UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): July 3, 2012

CLEAR SYSTEM RECYCLING, INC.
(Exact name of registrant as specified in charter)

Nevada	333-174155	27-4673791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

73 Raymar Place, Oakville, Ontario, Canada L6J 6MI

(Address of principal executive offices)

1-905-302-3843
(Registrant's telephone number, including area code)

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

Clear System Recycling, Inc. received notice from FINRA on the effectiveness of the Company's 1 to 12.5 forward stock split on its common stock outstanding in the form of a dividend, with a Record Date of June 28, 2012 in accordance with the following dates:

Payment Date for the forward split is July 5, 2012;

Ex-Dividend Date is July 6, 2012; and

Due Bill Redeemable Date is July 10, 2012.

The stock split will entitle each common stock shareholder as of the Record Date to receive 11.5 additional shares of common stock for each one (1) share owned. Additional shares issued as a result of the stock split will be distributed on the Payment Date. Shareholders do not need to exchange existing stock certificates and will receive a new certificate reflecting the newly issued shares.  The day stockholders can sell their shares without being obligated to deliver the additional dividend shares is the Ex-Dividend Date, the first business day after the stock dividend Payment Date. As of the Ex-Dividend Date, the Company's stock will trade on a post-split adjusted basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR SYSTEM RECYCLING, INC.

July 3, 2012                                                                 By /s/ Arthur John Carter

Name: Arthur John Carter

Title: President